Exhibit 99.1

For more information, contact: Timothy Rogers Chief Financial Officer Technology Solutions Company 312.228.4500 timothy_rogers@techsol.com
Technology Solutions Company Announces
2008 Third Quarter Financial Results
CHICAGO, IL — November 12, 2008 — Technology Solutions Company, (TSC) (Nasdaq: TSCC) today announced its third quarter financial results for the quarter ended September 30, 2008.
Third Quarter Results
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Revenues before reimbursements from continuing operations were $1.4 million for the third quarter of 2008, a decrease of $0.6 million or 30 percent from the second quarter of 2008 amount of $2.0 million. As compared with the third quarter of 2007 revenue before reimbursements from continuing operations amount of $2.5 million, revenue before reimbursements for the third quarter of 2008 declined by $1.1 million, or 44 percent.

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Net loss was ($0.9) million for the third quarter of 2008, a decline of $2.4 million from the second quarter of 2008 net income of $1.5 million, when we recorded the sale of the SAP Practice. As compared with the third quarter of 2007 net loss of ($2.3) million, net loss for the third quarter of 2008 improved by $1.4 million or 61 percent.

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Net loss per share was ($0.35) for the third quarter of 2008, a decline of $0.93 per share from the second quarter of 2008 net income per share of $0.58, when we recorded the sale of the SAP Practice. As compared with the third quarter of 2007 net loss per share of ($0.89), the net loss per share for the third quarter of 2008 improved by $0.54, or 61 percent.

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Days Sales Outstanding (“DSO”) were 50 days at September 30, 2008 compared to 45 days at June 30, 2008, an increase of 5 days. DSO improved by 21 days for the third quarter of 2008 from the 71 days realized at September 30, 2007, continuing marked DSO improvement when compared to 2007 results.

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Cash, cash equivalents, short-term investments, inclusive of the promissory note due from the sale of the SAP Practice, at September 30, 2008 was $9.8 million, a decrease of $2.4 million, from the $12.2 million on hand as of June 30, 2008 and a decline of $0.9 million from the amount on hand at September 30, 2007. In October, 2008, the Company collected its first installment of $0.4 million due under the promissory note from the sale of the SAP Practice.

Business Commentary
Milton G. Silva-Craig, President and CEO of TSC, stated: “The third quarter proved to be a challenging quarter well below our internal expectations and not in line with our demonstrated progress over the prior three quarters. Unprecedented market conditions did affect certain client buying decisions impacting our ability to close deals in a timely manner and thus generate expected revenues. Our focus in the coming quarter is on improving our financial performance through further differentiation and penetration of our software and services, while continuing to deliver and grow high value services to our existing customers.”
Conference Call
TSC’s management will host a conference call on Thursday, November 13, 2008, at 8 a.m. CST. The dial-in number for the call is 866-550-6338 and the conference pass code is 2497111. For international participants, the dial-in number is 347-284-6930. The live broadcast of conference call will also be available online on the Investors section of the Technology Solutions Company’s website at: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=112966&eventID=2015127.
It is recommended that participants using the Web access the site at least 15 minutes before the conference call begins to download and install any necessary audio software. The call can also be heard online at http://www.firstcallevents.com. For those who cannot access the live broadcast, a replay of the call will be available until midnight CST on November 27, 2008 by dialing 888-203-1112. The international replay dial-in number is 719-457-0820. The pass code for the replay is 2497111.

About Technology Solutions Company
Technology Solutions Company (TSC) is a software and services firm providing business solutions that partners with clients to expose and leverage opportunities that create, deliver, visualize and sustain customer value. Our outside-in, fact-based approach quantifies value through the eyes of our client’s customers, unleashing the potential for profit and growth. TSC serves the healthcare and manufacturing industries through tailored business solutions that deliver extraordinarily rapid and guaranteed results. For more information, please visit: www.techsol.com.
CERTAIN FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS
This press release contains or may contain certain forward-looking statements concerning the Company’s financial position, results of operations, cash flows, business strategy, budgets, projected costs and plans and objectives of management for future operations as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and other similar expressions. These forward-looking statements involve significant risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, readers are cautioned that no assurance can be given that such expectations will prove correct and that actual results and developments may differ materially from those conveyed in such forward-looking statements. The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements in this press release include, among others, the Company’s ability to manage decreased revenue levels; the Company’s need to attract new business and increase revenues; the Company’s declining cash position; the Company’s ability to manage costs and headcount relative to expected revenues; the Company’s ability to successfully introduce new product and service offerings; the Company’s dependence on a limited number of clients for a large portion of its revenue; the potential loss of significant clients; the Company’s ability to attract new clients and sell additional work to existing clients; the Company’s ability to attract and retain employees; the rapidly changing nature of information technology services, including the Company’s ability to keep pace with technological and market changes and its ability to refine and add to existing service offerings; the lack of shareholder approved stock options available for grants by the Company to retain existing employees; the Company’s ability to successfully integrate the Charter business with its business; and changing business, economic or market conditions and changes in competitive and other factors, all as more fully described herein and in the Company’s filings with the Securities and Exchange Commission, press releases and other communications. Forward-looking statements are not guarantees of performance. Such forward-looking statements speak only as of the date on which they are made and, except as may be otherwise required by law, the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. If the Company does update or correct one or more forward-looking statements, investors and others should not conclude that the Company will make additional updates or corrections with respect thereto or with respect to other forward-looking statements. Actual results may vary materially.
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(Tables to Follow)

TECHNOLOGY SOLUTIONS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007
	(unaudited)		(unaudited)
CONTINUING OPERATIONS

REVENUES:
Revenues before reimbursements	$1,418	$2,482	$5,667	$8,189
Reimbursements	224	259	831	1,002

Total Revenues	1,642	2,741	6,498	9,191

COSTS AND EXPENSES:
Project personnel	1,080	1,962	3,909	6,153
Other project expenses	373	271	943	1,389
Reimbursable expenses	224	259	831	1,002

Cost of Services	1,677	2,492	5,683	8,544
Management and administrative support	870	2,446	2,071	8,544
Intangible asset amortization	49	49	147	156
Intangible asset impairment	—	—	106	143

Total Cost and Expenses	2,596	4,987	8,007	17,387

OPERATING LOSS FROM CONTINUING OPERATIONS	(954)	(2,246)	(1,509)	(8,196)

OTHER INCOME:
Net investment income	67	126	290	446

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND DISCONTINUED OPERATIONS	(887)	(2,120)	(1,219)	(7,750)

INCOME TAX PROVISION	—	—	—	—

NET LOSS FROM CONTINUING OPERATIONS	$(887)	$(2,120)	$(1,219)	$(7,750)

DISCONTINUED OPERATIONS

Net income/(loss) from discontinued operations	(14)	(146)	1,957	(245)

NET INCOME/(LOSS)	$(901)	$(2,266)	$738	$(7,995)

BASIC EARNINGS PER SHARE
Income (loss) from Continuing Operations	$(0.35)	$(0.83)	$(0.47)	$(3.06)
Income (loss) from Discontinued Operations	$0.00	$(0.06)	$0.76	$(0.09)
Net income (loss)	$(0.35)	$(0.89)	$0.29	$(3.15)

WEIGHTED AVERAGE SHARES — BASIC	2,566	2,548	2,564	2,534

DILUTED EARNINGS PER SHARE
Income (loss) from Continuing Operations	$(0.35)	$(0.83)	$(0.46)	$(3.06)
Income (loss) from Discontinued Operations	$0.00	$(0.06)	$0.74	$(0.09)
Net income (loss)	$(0.35)	$(0.89)	$0.28	$(3.15)

WEIGHTED AVERAGE SHARES — DILUTED	2,566	2,548	2,661	2,534
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TECHNOLOGY SOLUTIONS COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	September 30	December 31,
	2008	2007
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,266	$1,799
Short-term investments	6,748	9,169
Receivables, less allowance for doubtful receivables of $10	967	3,513
Note receivable	750	—
Software development costs	568	—
Other current assets	416	242

Total current assets	11,715	14,723

COMPUTERS, FURNITURE AND EQUIPMENT, NET	197	193

INTANGIBLE ASSETS, NET	264	518

Total assets	$12,176	$15,434

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,003	$1,539
Accrued compensation and related costs	535	2,645
Other current liabilities	135	1,078

Total current liabilities	1,673	5,262

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock, shares issued — 2,677,452; shares outstanding — 2,565,866 and 2,559,247	27	27
Capital in excess of par value	129,145	129,100
Accumulated deficit	(115,079)	(115,816)
Treasury Stock, at cost, 111,586 and 118,205 shares	(3,162)	(3,349)
Accumulated other comprehensive income:
Unrealized (loss) on short-term investments	(428)	—
Cumulative translation adjustment	—	210

Total stockholders’ equity	10,503	10,172

Total liabilities and stockholders’ equity	$12,176	$15,434

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